Exhibit 99.1

Utility Adopts PowerSecure’s New SecureLiteTM LED Area Light

Wake Forest, N.C. – January 25, 2012 – PowerSecure International, Inc. (Nasdaq: POWR) today announced its innovative, energy efficient LED-based SecureLiteTM has been adopted by a utility as its standard area light. The utility has placed an order for several hundred units, which will replenish its area light inventory and be deployed as replacements are required to existing lighting, and for residential and commercial illumination projects. The Company expects additional orders will be placed in 2012 and beyond as the utility utilizes its SecureLite inventory. This new order comes after the utility’s thorough evaluation of real-world test installations on its system.

PowerSecure’s industry-leading SecureLite was chosen because of its strong combination of superior energy efficiency and light quality, low maintenance cost, and environmentally friendly design. Specifically, compared to a traditional High Pressure Sodium area light, it delivers a 67% reduction in energy usage, extends lighting life four-fold to approximately fifteen years, and reduces maintenance costs because of its increased reliability. The light is extremely durable and designed to be easy to maintain, including industry-leading surge protection technology which surpasses industry standards, “tool less” entry, and housing and components that are engineered to deliver 30+ years of service including the ability to replace the LEDs. SecureLite is engineered to deliver a better quality of light that enhances visibility, minimizes light pollution, and is Dark Sky compliant. The light incorporates PowerSecure’s breakthrough proprietary dusk-to-dawn control technology to maximize efficiency and reliability.

Sidney Hinton, CEO of PowerSecure, said, “Our engineers designed our SecureLite LED Area Light in partnership with utilities, and we are very pleased to be able to announce this new order which comes after exhaustive beta installations in the field. SecureLite has been engineered to deliver performance improvements versus traditional lighting on every key criteria, including light quality, efficiency, durability, maintenance, and control technology. We are excited about the reception our area light is receiving in the marketplace.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting products for grocery, drug, and convenience stores, and its SecureLiteTM and PowerLiteTM street lights for utilities and municipalities which are available through its EnergyLite business unit. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business and technologies discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

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